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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 5 to Registration Statement No. 333-70314 of Premcor Inc. of our report dated February 11, 2002 (March 29, 2002 as to Note 15 and April 15, 2002 as to Notes 10 and 19), appearing in the Prospectus, which is part of this Registration Statement, and of our report dated February 11, 2002 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

St. Louis, Missouri
April 29, 2002